Black Hills Corporation
1996 Stock Option Plan
Option Award Agreement

Participant:

Date of Grant:

Number of Shares Covered by this Option:

Number of above Shares intended to be
Incentive Stock Options ("ISOs")
within the meaning of Internal Revenue
Code Section 422:

Number of above shares intended to be
Nonqualified Stock Options ("NQSOs"):

Option Price for each Share:

Date of Expiration:

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.

    THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of stock options by Black Hills Corporation, a South Dakota corporation (the "Company") to the Participant named above, pursuant to the provisions of the Black Hills Corporation 1996 Stock Option Plan ("Plan").

    All capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

    The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. The parties hereto agree as follows:


  1.Grant of Stock Options. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth above, at the stated Option Price, which is 100 percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.

     2.Exercise of Stock Option. Except as hereinafter provided, the Participant may exercise this Option at any time after the end of one year following the Date of Grant as to those Shares which have become vested according to the vesting schedule set forth below, provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as defined on page 1 of this Agreement).

                   VESTING SCHEDULE


   Date         Shares for Which Option          Cumulative Number of Shares
                  Becomes Exercisable              Available for Purchase



     This Option may be exercised in whole or in part, but not for less than 100 Shares at any one time, unless fewer than 100 Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

     3.Termination of Employment:

    (a) By death or Disability: Shares which are vested as of the date of death or Disability of the Participant may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) the first anniversary of the date of death or Disability. Shares which are not vested as of the date of death or Disability shall be forfeited to the Company.

    (b) By Retirement: Shares which are vested as of the date of Retirement of the Participant may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or
         (ii) the first anniversary date of Retirement. Shares which are not vested as of the date of Retirement shall be forfeited to the Company.

    (c) For other reasons: Shares which are vested as of the date of termination of employment of the Participant for any reason other than those reasons set forth in 3(a) or 3(b) above may be purchased under the terms of this Agreement until the earlier of: (i) the expiration date of this Option; or (ii) the end of the ninetieth day following the date of termination of employment. Shares which are not vested as of the date of termination shall immediately terminate, and shall be forfeited to the Company.

     4.Change in Control. In the event of a Change in Control, all Shares under this Optionshall become immediately vested (100%) and shall remain exercisable for their entire term.

    "Change in Control" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 4 as constituting a Change in Control.

    (a) An acquisition (other than directly from the Company) of any Shares of the Company by any Person immediately after which such Person has Beneficial Ownership of thirty percent (30%) or more of the Shares of the Company; provided, however, in determining whether a Change in Control has occurred, Shares which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company; or (B) a Subsidiary; (ii) the Company or its Subsidiaries; or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

    (b) The individuals who, as of the Effective Date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds (2/3) of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

    (c)  Approval by shareholders of the Company of:

        (i) A merger, consolidation, or reorganization involving the Company, unless such merger, consolidation, or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation, or reorganization of the Company where:

              (A) the shareholders of the Company, immediately before such merger, consolidation, or reorganization, own directly or indirectly, immediately following such merger, consolidation, or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, or reorganization;

              (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

              (C)  no Person other than (i) the Company; (ii) any Subsidiary;
                   (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary; or (iv) any Person who, immediately prior to such merger, consolidation, or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting
                   Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

    (ii) A complete liquidation or dissolution of the Company; or

    (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person other than (x) a transfer to a Subsidiary; or (y) a sale or transfer of a Subsidiary by the Company except if such sale or transfer would be a sale or other disposition of all or substantially all of the assets of the Company.

     (d)Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Shares by the Company which, by reducing the number of Shares then outstanding, increases the proportional number of shares beneficially owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares which increases the percentage of the then outstanding Shares beneficially owned by the Subject Person, then a Change in Control shall occur; and (ii) a Change in Control shall not be deemed to occur unless and until all regulatory approvals required to effect a Change in Control of the Company have been obtained.

     5.Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

     6.Recapitalization. In the event there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of Shares, or otherwise, the number and class of Shares subject to this Option, as well as the Option Price, may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

     7.Procedure for Exercise of Option. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option;
(c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased and the Participant's copy of this Agreement.

    The Option Price upon exercise of this Option shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); or
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or
(c), by a combination of (a) and (b).

    The Participant may also be permitted to exercise pursuant to a "cashless exercise" procedure as permitted under the Federal Reserve Board's Regulation T, subject to securities law restrictions. In the event the Participant exercises pursuant to a "cashless exercise" procedure, any net gain on the "cashless exercise", after appropriate tax withholdings, shall be distributed to the Participant in the form of Shares.

    As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the Shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The Share certificates shall be issued in the Participant's name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant's spouse). The Company shall maintain a record of all information pertaining to the Participant's rights under this Agreement, including the number of Shares for which their Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     8.Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     9.Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to this Option Agreement including, without limitation, any right to dividends, until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.

     10.Continuation of Employment. This Option Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Option Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time. A transfer of the Participant's employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     11.Limitation. Participant shall not exercise any shares which are intended to be ISOs hereunder if and to the extent that the Participant would thereby be entitled to purchase Shares in any one calendar year, the value of which, determined at the time of the Date of Grant, would exceed $100,000.

     12.Miscellaneous.

    (a) This Option Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Option Agreement, all of which shall be binding upon the Participant.

    (b) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant's rights under this Agreement, without the written consent of the Participant.

    (c) The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including Participant's FICA obligation) required by law to be withheld with respect to any exercise of the Participant's rights under this Agreement.

       The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld.

    (d) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

    (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    (f) All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

    (g) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of South Dakota.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

BLACK HILLS CORPORATION


By_______________________________________
  Its

ATTEST:


___________________________________________

___________________________________________
Participant